UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2010

TRANSWITCH CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive
Shelton, Connecticut 06484
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

  Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On May 20, 2010, TranSwitch Corporation (the “Company”) filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”).  The Amendment reduces the total  number of shares of all classes of capital stock, which the Company shall have authority to issue to 37,625,000 shares, consisting of 37,500,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), and 125,000 shares of Preferred Stock , $.01 par value per share.  The Amendment was approved by the stockholders of the Company, as discussed below in Item 5.07, on May 20, 2010.  The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 20, 2010, the Company held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted upon (i) the election of seven members of the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) a proposal to amend the Company’s Certificate of Incorporation, to reduce the number of authorized capital stock from 301,000,000 shares to 37,625,000 shares of capital stock, consisting of 37,500,000 of Common Stock, and 125,000 shares of Preferred Stock, $.01 par value per share, (iii) a proposal to approve an amendment to the Company’s 2008 Equity Incentive Plan to increase by 2,000,000 the number of shares of Company’s Common Stock available for issuance thereunder, and (iv) to transact other business as may properly come before the meeting and any continuations or adjournments thereof.

The stockholders elected all seven director nominees and approved the proposals to (i) amend the Certificate of Incorporation, (ii) amend the Company’s 2008 Equity Incentive Plan, and (iii) transact other business as may properly come before the meeting and any continuations or adjournments thereof.  The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.
	For	Withhold	Broker Non-Votes
1. Election of Directors:		sdfg
Mr. Faraj Aalaei	7,111,450	85,614	8,022,129
Mr. Thomas H. Baer	6,487,169	709,895	8,022,129
Mr. Herbert Chen	7,112,792	84,272	8,022,129
Dr. M. Ali Khatibzadeh	7,125,795	71,269	8,022,129
Mr. Gerald. F. Montry	6,423,400	773,664	8,022,129
Mr. James M. Pagos	6,508,592	688,472	8,022,129
Mr. Sam Srinivasan	6,808,052	389,012	8,022,129

	For	Against	Abstain	Broker Non-Votes
2. Amendment to the Certificate of Incorporation to Reduce the Company’s Authorized Capital Stock from 301,000,000 Shares to 37,625,000 Shares of Capital Stock	14,909,902	260,686	48,605	n/a
3. Amendment to the 2008 Equity Incentive Plan to Increase by 2,0000 the Authorized Number of Shares of Common Stock Available for Issuance Thereunder	5,158,262	2,023,605	15,197	8,022,129
4. Transact Other Business As May Properly Come Before the Meeting And Any Continuations or Adjournments Thereof	13,422,143	1,735,535	61,515	n/a

As noted in Item 5.03 of this Current Report, the Amendment to the Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware, and become effective, on or about May 20, 2010.

Item 8.01.  Other Events.

Amendment to the 2005 Equity Employee Stock Purchase Plan

On May 20, 2010, the Company’s Board of Directors approved an amendment to the 2005 Employee Stock Purchase Plan (the “2005 ESPP”) to increase the maximum number of shares of the Company’s Common Stock that may be purchased in any purchase segment, pursuant to the terms of the 2005 ESPP, from 1,250 shares to 2,500 shares and to change the length of service required for an employee to be eligible for participation in the 2005 ESPP from one (1) year to six (6) months.  Such amendment is effective immediately following the start of the next six month deduction period on July 1, 2010 and the ESPP, as amended, is attached as Exhibit 4.1 to this current report on Form 8-K and incorporated by reference herein.

Amendment to the 2008 Equity Incentive Plan

On May 20, 2010, at the Company's 2010 Annual Meeting, the stockholders approved an amendment to the 2008 Equity Incentive Plan (the “2008 Plan”) to increase by 2,000,000 the number of shares of Company’s Common Stock available for issuance thereunder.  A description of the amended 2008 Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2010 for the Annual Meeting.  The amended 2008 Plan is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Extension of Rights Offering

On May 20, 2010, the Company issued a press release announcing the extension of its previously announced rights offering to 5:00 p.m., Eastern time, on May 28, 2010, unless further extended by the Company.  The rights offering was originally scheduled to expire on May 24, 2010.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The rights offering will be made only by means of a prospectus.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.  Financial Statements and Exhibits

         (d) Exhibits.
3.1	Certificate of Amendment to the Certificate of Incorporation, amended as of May 20, 2010 (filed herewith).
4.1	TranSwitch Corporation 2005 Employee Stock Purchase Plan, as amended (filed herewith).
4.2	TranSwitch Corporation 2008 Equity Incentive Plan, as amended (filed herewith).
99.1	Press Release (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

May 20, 2010	By:	/s/ Robert A. Bosi
	Name:	Robert A. Bosi
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, amended as of May 20, 2010 (filed herewith).
4.1	TranSwitch Corporation 2005 Employee Stock Purchase Plan, as amended (filed herewith).
4.2	TranSwitch Corporation 2008 Equity Incentive Plan, as amended (filed herewith).
99.1	Press Release (filed herewith).